Exhibit 99.1
Grid Dynamics Reports Fourth Quarter and Full Year 2021 Financial Results
Record Fourth Quarter Revenue of $66.5 million and Full Year Revenue of $211.3 million
San Ramon Calif. – March 3, 2022 – Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics”), a leader in enterprise-level digital transformation, today announced results for its fourth quarter and full year ended December 31, 2021.
We are very pleased to report another record quarter of revenue in the company’s history. Our revenue of $66.5 million in the fourth quarter 2021 was up 14.9% on a sequential basis and 120.9% on a year-over-year basis. During the fourth quarter we witnessed growth across our verticals and customers. After factoring out revenues of $15.2 million from our recent acquisitions of Daxx Web Industries B.V. (“Daxx”) and Tacit Knowledge (“Tacit”) in fourth quarter of 2021 and $1.0 million for the same period of 2020, our fourth quarter revenue of $51.3 million grew 76.0% on a year-over-year basis and was another all-time high for the company.

During the fourth quarter we had 221 customers, 163 coming from our acquisitions of Daxx and Tacit and the remaining of 58 from our organic business. Of these 58 customers, we added 5 new customers, and this brought our year-to-date new customer total to 23, higher than the 16 we added in all of 2020.

“2021 has been a transformational year for Grid Dynamics, as we achieved multiple milestones. We almost doubled our annual revenue over 2020, accelerated our new logo additions, elevated our status with tier-one Cloud Providers, successfully completed our second acquisition, redeemed all our warrants, and conducted a successful capital raise. We significantly exceeded everyone’s expectations and such a high-level of execution is a testament to our strong fundamentals. More importantly, we continue to find ourselves playing pivotal roles in influencing our customers’ growth strategies around digital transformation initiatives,” said Leonard Livschitz, CEO.

“As you all know, on February 24th Russia launched an invasion against Ukraine. There is a war raging in Ukraine right now. The situation continues to evolve daily, and we are providing continuous humanitarian assistance to our employees, their families, and others. We have activated our business continuity plan to maximize the safety of our employees and minimize disruptions to our customers. We have taken care of a majority of our Ukrainian employees and their families. They currently reside in Western Ukraine and neighboring countries. Additionally, we have rapidly accelerated hiring efforts in Central and Western Europe as well as Latin America. We expanded our Global Mobility Program to support our presence across even more geographies. This includes our strategic plan to invest into India. This week Grid Dynamics announced the formation of Grid Dynamics India, and we expect to scale rapidly. On the operational front, our actions are paying off as productivity ramps up. We are grateful to all of our customers for their overwhelming support to our employees and their families and for the commitment they are demonstrating to their relationship with Grid Dynamics”.
Fourth Quarter of 2021 Financial Highlights
•Total revenue was $66.5 million, an increase of 14.9% sequentially and 120.9% year-over-year.
•GAAP gross profit was $27.3 million or 41.1% of revenue, compared to GAAP gross profit of $12.3 million or 40.7% of revenue in the fourth quarter of 2020. Non-GAAP gross profit was $27.6 million or 41.4% of revenue, compared to non-GAAP gross profit of $12.4 million or 41.0% of revenue in the fourth quarter of 2020.
•GAAP Net loss attributable to common stockholders was $(3.6) million, or $(0.05) per share, based on 65.7 million weighted-average common shares outstanding in fourth quarter of 2021, compared to GAAP Net loss attributable to common stockholders of $(4.7) million or $(0.10) per share based on 49.7 million weighted-average common shares outstanding in the fourth quarter of 2020. Non-GAAP Net income was $7.1 million, or $0.10 per diluted share, based on 71.7 million weighted-average common shares outstanding in the fourth quarter of 2021, compared to non-GAAP Net income of $2.2 million or $0.04 per diluted share based on 54.9 million weighted-average common shares outstanding in the fourth quarter of 2020.
•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income, fair value adjustments, stock-based compensation, and transaction and transformation-related costs), a non-GAAP metric, was $11.6 million, compared with non-GAAP EBITDA of $4.1 million in the fourth quarter of 2020.

2021 Full Year Financial Highlights
•Total revenue was $211.3 million, an increase of 89.9% year-over-year.
•GAAP gross profit was $87.7 million or 41.5% of revenue, compared to GAAP gross profit of $41.6 million or 37.4% of revenue in 2020. Non-GAAP gross profit was $88.4 million or 41.8% of revenue, compared to non-GAAP gross profit of $43.5 million or 39.1% of revenue in 2020.
•GAAP Net loss attributable to common stockholders was $(7.7) million, or $(0.13) per share, based on 58.7 million weighted-average common shares outstanding, compared to GAAP Net loss attributable to common stockholders of $(12.6) million or $(0.28) per share based on 44.7 million weighted-average common shares outstanding in 2020. Non-GAAP Net income was $24.2 million, or $0.36 per diluted share, based on 67.3 million weighted-average common shares outstanding, compared to Non-GAAP Net income of $7.0 million or $0.14 per diluted share based on 48.8 million weighted-average common shares outstanding in 2020.
•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income, fair value adjustments, stock-based compensation, and transaction and transformation-related costs), a non-GAAP metric, was $39.1 million, compared with non-GAAP EBITDA of $12.5 million in 2020.

See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for a discussion of our non-GAAP measures.
Cash Flow and Other Metrics
•Cash provided by operating activities was $18.0 million for the year ended December 31, 2021, compared to cash provided by operating activities of $5.9 million for the year ended December 31, 2020.
•Cash and cash equivalents totaled $144.4 million as of December 31, 2021, compared to $112.7 million as of December 31, 2020.
•Total headcount was 3,274 as of December 31, 2021, compared with 1,894 employees as of December 31, 2020.
Financial Outlook
•The company expects revenue in the first quarter of 2022 to be in the range of $55 million to $60 million.
•Adjusted EBITDA in the first quarter of 2022 is expected to be between 8% and 12% of revenue, or $4.4 million and $7.2 million.
•For the first quarter of 2022, we expect our basic share count to be in the 69-70 million range and diluted share count to be in the 72-73 million range.
Grid Dynamics is not able, at this time, to provide GAAP targets for net income for the first quarter of 2022 because of the difficulty of estimating certain items excluded from non-GAAP EBITDA that cannot be reasonably predicted, such as interest, taxes, other income, fair-value adjustments, and charges related to stock-based compensation expense. The effect of these excluded items may be significant.
Conference Call and Webcast
Grid Dynamics will host a conference call at 4:30 p.m. ET on Thursday, March 3, 2022 to discuss its fourth quarter and full year 2021 financial results. Investors and other interested parties can access the call in the following ways: A webcast of the conference call can be accessed on the Investor Relations section of the Company's website at https://ir.griddynamics.com/, or by dialing +1(877)407-4018 or +1(201)689-8471 (outside of the U.S.).
A replay will be available approximately one hour after the call on https://ir.griddynamics.com/ or by dialing +1(844)512-2921 or +1(412)317-6671 (outside of the U.S.) and entering the conference ID13726707. The replay will start on March 3, 2022, 7:30 p.m. ET and will be available until March 17, 2022 at 11:59 p.m. ET.

About Grid Dynamics
Grid Dynamics (Nasdaq: GDYN) is a digital-native technology services provider that accelerates growth and bolsters competitive advantage for Fortune 1000 companies. Grid Dynamics provides digital transformation consulting and implementation services in omnichannel customer experience, big data analytics, search, artificial intelligence, cloud migration, and application modernization. Grid Dynamics achieves high speed-to-market, quality, and efficiency by using technology accelerators, an agile delivery culture, and its pool of global engineering talent. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the US, UK, Netherlands, Mexico, and Central and Eastern Europe. To learn more about Grid Dynamics, please visit www.griddynamics.com. Follow us on Facebook, Twitter, and LinkedIn.
Non-GAAP Financial Measures
To supplement the financial measures presented in Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents non-GAAP measures of financial performance.
A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity and profitability.
Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.
Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.
Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the COVID-19 pandemic and the Russian invasion of Ukraine.
These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Grid Dynamics’s control and are difficult to predict.

Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics has a relatively short operating history and operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful and may adversely impact our stock price; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) the impact of the COVID-19 pandemic and the Russian invasion of Ukraine has and may continue to materially adversely affect our stock price, business operations, and overall financial performance; (v) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or in other parts of the world, including Europe or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (vi) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (x) risks and costs related to acquiring and integrating other companies, including Daxx and Tacit; and (xi) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.
Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s quarterly report on Form 10-Q filed November 4, 2021 and in other periodic filings Grid Dynamics makes with the SEC.
Contacts
Grid Dynamics Investor Relations:
investorrelations@griddynamics.com

Schedule 1:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND
COMPREHENSIVE LOSS
Unaudited
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$66,537	$30,126	$211,280	$111,283
Cost of revenue	39,209	17,863	123,552	69,662
Gross profit	27,328	12,263	87,728	41,621

Operating expenses
Engineering, research, and development	2,772	2,118	8,459	9,311
Sales and marketing	4,515	2,600	14,457	10,051
General and administrative	21,567	11,101	64,762	37,707
Total operating expenses	28,854	15,819	87,678	57,069

Income/(loss) from operations	(1,526)	(3,556)	50	(15,448)
Other income/(expenses), net	(1,487)	(183)	(2,502)	236
Loss before income taxes	(3,013)	(3,739)	(2,452)	(15,212)
Provision/(benefit) for income taxes	593	981	5,248	(2,613)
Net loss	$(3,606)	$(4,720)	$(7,700)	$(12,599)

Foreign currency translation adjustments, net of tax	(50)	(4)	(122)	(4)
Comprehensive loss	$(3,656)	$(4,724)	$(7,822)	$(12,603)

Loss per share
Basic	$(0.05)	$(0.10)	$(0.13)	$(0.28)
Diluted	$(0.05)	$(0.10)	$(0.13)	$(0.28)

Weighted average shares outstanding
Basic	65,707	49,670	58,662	44,737
Diluted	65,707	49,670	58,662	44,737

Schedule 2:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except share and per share data)

	As of
	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$144,364	$112,745
Accounts receivable, net of allowance of $315 and $418 as of December 31, 2021 and December 31, 2020, respectively	38,838	16,890
Unbilled receivables	4,475	1,799
Prepaid income taxes	584	821
Prepaid expenses and other current assets	4,503	2,361
Total current assets	192,764	134,616

Property and equipment, net	6,169	4,095
Intangible assets, net	19,097	8,125
Deferred tax assets	2,731	5,609
Goodwill	35,958	14,690
Total assets	$256,719	$167,135

Liabilities and equity
Current liabilities
Accounts payable	$2,053	$757
Accrued liabilities	1,150	628
Accrued compensation and benefits	10,562	7,479
Accrued income taxes	1,980	1,248
Other current liabilities	9,599	3,206
Total current liabilities	25,344	13,318

Deferred tax liabilities	4,324	2,093
Total liabilities	29,668	15,411
Stockholders’ equity
Common stock, $0.0001 par value; 110,000,000 shares authorized; 66,850,941 and 50,878,780 issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	7	5
Additional paid-in capital	212,077	128,930
Retained earnings	15,093	22,793
Accumulated other comprehensive loss	(126)	(4)
Total stockholders’ equity	227,051	151,724
Total liabilities and stockholders’ equity	$256,719	$167,135

Schedule 3:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(In thousands)

	Twelve Months Ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(7,700)	$(12,599)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,049	2,672
Bad debt expense	45	398
Deferred income taxes	2,611	(4,135)
Stock-based compensation	33,036	20,006
Change in fair value of warrants	979	—
Changes in operating assets and liabilities:
Accounts receivable	(18,676)	(1,418)
Unbilled receivables	(849)	3,237
Prepaid income taxes	237	(410)
Prepaid expenses and other current assets	(1,176)	373
Accounts payable	957	(49)
Accrued liabilities	18	(1,579)
Accrued compensation and benefits	873	(255)
Accrued income taxes	532	(166)
Other current liabilities	2,037	(143)
Net cash provided by operating activities	17,973	5,932
Cash flows from investing activities
Purchase of property and equipment	(4,716)	(2,252)
Acquisition of business, net of cash acquired	(30,650)	(16,087)
Net cash used in investing activities	(35,366)	(18,339)
Cash flows from financing activities
Cash received from ChaSerg	—	208,997
GDI shares redeemed for cash	—	(123,865)
Proceeds related to issuance of Common Stock from July 2021 Offering	78,311	—
Equity issuance costs	(498)	(2,264)
Payments of tax obligations resulted from exercises of stock options, net of proceeds	(27,528)	99
Payments of tax obligations resulted from net share settlement of vested stock units	(49,296)	—
Proceeds from exercise of warrants	48,145	—
Net cash provided by financing activities	49,134	82,967
Effect of exchange rate changes on cash and cash equivalents	(122)	(4)
Net increase in cash and cash equivalents	31,619	70,556
Cash and cash equivalents, beginning of period	112,745	42,189
Cash and cash equivalents, end of period	$144,364	$112,745

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2,448	$2,128
Supplemental disclosure of non-cash activities
Acquisition fair value of contingent consideration issued for acquisition of business	$4,986	$1,947
Conversion of preferred stock to common stock	$—	$9,187

Schedule 4:
GRID DYNAMICS HOLDINGS, INC.
RECONCILIATION OF NON-GAAP INFORMATION
Unaudited
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$66,537	$30,126	$211,280	$111,283
Cost of revenue	39,209	17,863	123,552	69,662
GAAP gross profit	27,328	12,263	87,728	41,621
Retention bonus expense	—	—	—	1,072
Stock-based compensation	231	100	664	840
Non-GAAP Gross profit	$27,559	$12,363	$88,392	$43,533

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP Net Loss	$(3,606)	$(4,720)	$(7,700)	$(12,599)
Adjusted for:
Depreciation and amortization	1,529	776	5,049	2,672
Provision/(benefit) for income taxes	593	981	5,248	(2,613)
Stock-based compensation	11,577	6,422	33,036	20,006
Transaction and transformation-related costs (1)	—	467	942	4,407
Restructuring costs (2)	—	24	—	912
Other (income)/expenses, net (3)	1,487	183	2,502	(236)
Non-GAAP EBITDA	$11,580	$4,133	$39,077	$12,549
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)We implemented a cost reduction plan during first quarter of 2020. We incurred restructuring and severance charges of $0.9 million during the year ended December 31, 2020. Costs incurred during the fourth quarter of 2020 were not material. We did not incur any restructuring expenses during the year ended December 31, 2021.
(3)Other expenses consist primarily of losses and gains on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses and other income consists primarily of interest on cash held at banks.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP Net Loss	$(3,606)	$(4,720)	$(7,700)	$(12,599)
Adjusted for:
Stock-based compensation	11,577	6,422	33,036	20,006
Transaction and transformation-related costs (1)	—	467	942	4,407
Restructuring costs (2)	—	24	—	912
Other (income)/expenses, net (3)	1,487	183	2,502	(236)
Tax impact of non-GAAP adjustments (4)	(2,322)	(166)	(4,620)	(5,477)
Non-GAAP Net Income	$7,136	$2,210	$24,160	$7,013
Number of shares used in the Non-GAAP Diluted EPS	71,722	54,854	67,305	48,778
Non-GAAP Diluted EPS(5)	$0.10	$0.04	$0.36	$0.14
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)We implemented a cost reduction plan during first quarter of 2020. We incurred restructuring and severance charges of $0.9 million during the year ended December 31, 2020. Costs incurred during the fourth quarter of 2020 were not material. We did not incur any restructuring expenses during the year ended December 31, 2021.
(3)Other expenses consist primarily of losses and gains on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses and other income consists primarily of interest on cash held at banks.
(4)Reflects the estimated tax impact of the non-GAAP adjustments presented in the table.
(5)Non-GAAP Diluted EPS is calculated by dividing Non-GAAP Net Income/(Loss) by the diluted weighted-average shares outstanding. From the three months ended December 31, 2020 onwards, we have chosen to calculate its Non-GAAP Diluted EPS based on the diluted share count even in net GAAP loss situation.

Schedule 5:
GRID DYNAMICS HOLDINGS, INC.
REVENUE BY VERTICALS
Unaudited
(In thousands)

	Three Months Ended December 31,
	2021	% of revenue	2020	% of revenue
Technology, Media and Telecom	$19,566	29.4%	$10,673	35.4%
Retail	21,867	32.9%	7,749	25.7%
Finance	4,782	7.2%	2,943	9.8%
CPG/Manufacturing	13,629	20.5%	6,191	20.6%
Other	6,693	10.0%	2,570	8.5%
Total	$66,537	100.0%	$30,126	100.0%

	Twelve Months Ended December 31,
	2021	% of revenue	2020	% of revenue
Technology, Media and Telecom	$67,689	32.0%	$45,362	40.8%
Retail	61,717	29.2%	33,975	30.5%
Finance	17,515	8.3%	13,589	12.2%
CPG/Manufacturing	43,461	20.6%	14,202	12.8%
Other	20,898	9.9%	4,155	3.7%
Total	$211,280	100.0%	$111,283	100.0%